Exhibit 99.2

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

CEVA, INC.

Second Quarter 2022 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and
Yaniv Arieli, Chief Financial Officer

August 9, 2022

8:30 A.M. Eastern

Good morning everyone and welcome to CEVA’s second quarter 2022 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the second quarter and provide general qualitative data. Yaniv will then cover the financial results for the second quarter and also provide guidance for the third quarter and full year 2022.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding market trends and dynamics, including anticipated growth in the wireless component of the global semiconductor market, our and our customers’ gains in market share and the future of 5G and Wi-Fi; our market position and strategy, including the strength of our technology offerings and efforts with respect to our co-creation business proposition; impacts of global economic uncertainty and COVID on our business, including royalties; demand for and benefits of our technologies; and expectations and financial guidance regarding future performance, including for the full year and third quarter of 2022. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include: the scope and duration of the pandemic, including continued restrictions in China; the extent and length of the restrictions associated with the pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA’s IPs for smarter, connected devices to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance; the speed and extent of the expansion of the 5G and IoT markets; our ability to execute more base station & IoT license agreements; the effect of intense industry competition and consolidation; global chip market trends, including supply chain issues as a result of COVID-19 and other factors; and our ability to successfully integrate Intrinsix into our business. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. With that said, I will now hand the call over to Gideon.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

Gideon

Thank you, Richard. Good morning everyone and thank you for joining us today. CEVA produced solid second quarter financial results despite the challenging macroeconomic backdrop and disruptions in production schedules because of the lockdown in major cities in China. Our strength in wireless, a space that according to a recent study from McKinsey will be responsible for 25% of growth in the global semiconductor market over the next eight years, continues to drive our business and enables us to expand our footprint in the growing markets of 5G, wearables, hearables, automotive, aerospace and defense and more.

Revenue for the second quarter came at $33.2 million, up 9% on a year-over-year basis. The licensing environment continues to be strong, delivering $22.1 million in quarterly revenue at the back of 22 licensing agreements, with customers targeting a multitude of wirelessly connected devices, AI driven sensors, satellite communications and more. We also signed a strategic agreement for our Bluebud wireless audio technology in the wearables space, which I will touch on later. Asia continues to be a major driver for our business, but our activities and the scope of engagements with U.S.-based customers is picking up.

Royalty revenue came in at $11.1 million, down 26% on a year-over year basis. Second quarter 2021 royalty revenue included revenue of approximately $3.3 million following the resolution of a disagreement on royalty rates with a customer. Carving out the $3.3 million amount, royalty revenue for the second quarter of 2022 was down only 4% versus the second quarter of 2021. In handsets, global economic uncertainty, and the impact of COVID measures in China, are causing consumers to adopt a cautionary approach with their disposable income which adversely impacts handset shipments, particularly in the low and mid tiers.

Our base station & IoT royalty category showed resilience as 5G RAN rollouts continue in China and into countries with low 5G penetration rate to date. Our cellular IoT and Bluetooth customers continued to gain market share, with both categories delivering year-over-year unit growth.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

Let me spend the next few minutes to highlight recent dynamics in the wireless space and how we are addressing them. Unarguably, wireless continues to be a cornerstone in the proliferation of intelligent IoT products that bring together wireless connectivity, sensors and AI into highly efficient SoCs. At the back of this trend, CEVA has become the wireless anchor to more than 300 semiconductor companies as they shape the Intelligent IoT eco system. By being at the forefront of wireless standards and offering it under the IP business model, CEVA lowers the entry barriers for embedding wireless connectivity in SoCs and enabling many semi’s to come out with more cost-effective and power-efficient chips than the repurposed smartphone connectivity chips that Qualcomm, Broadcom and Mediatek are selling into these markets. In that sense, our leading wireless IP, along with the critical role wireless technologies play in IoT SoCs, opens up opportunities for us to elevate our business engagements from a delivery of just the “IP core” toward a proposition where we co-create with the customer its own wireless system. We are already experiencing very good interest with this business proposition and see this as a vehicle to grow our revenue base.

In the quarter, we concluded a comprehensive agreement along the co-creation business model with a U.S.-based customer. This agreement was driven by a top tier OEM, who will deploy our Bluebud integrated wireless & audio IP platform across multiple SKUs for smartwatches, hearables and other wearables devices. The wearables market is the second largest market after mobile in terms of volume, and recent devices offer high-quality 3D audio, AI-based noise cancellation, voice recognition and IMU-based contextual awareness. These are technologies that CEVA offers to customers in addition to our processors and hardware IP technologies.

Another discussion that we are having with our wireless customers these days is about the co-existence of 5G and Wi-Fi and whether one will eclipse the other. Our view is that they will continue to co-exist, and in many use cases they are in fact complementary to each other. 5G offers robustness in the form of security and low latency with its Ultra Reliable Low Latency (URRLC) standard. Deploying Wi-Fi networks on the other hand is simpler as the IT departments are more familiar with it than with 5G. At the Mobile World Congress (MWC) event earlier this year, an event that is historically dedicated to cellular, there were a number of major Wi-Fi 7 announcements, indicating that the cellular industry understands that 5G and Wi-Fi co-existence will continue to play an important role. CISCO, a long-term and dominant Wi-Fi player, commented at MWC that 5G and Wi-Fi must co-exist in private networks. These market dynamics and our strength in both 5G and Wi-Fi IPs, provide us with significant potential to expand our relationships with new customers by offering them a one stop shop for both technologies.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

In summary, we are satisfied with our financial performance in the second quarter at a back of a challenging and uncertain macro environment. Our IP portfolio is primed to address the most exciting and crucial technology trends. Our ability to step up and partner with customers for their wirelessly connected SoC designs through our co-creation business model is compelling. We will continue to focus on driving our strategic vision of enabling semis to make their products smart and wirelessly connected.

With that said, let me handover the call to Yaniv for the financials.

Yaniv

-	Thank you, Gideon. I’ll start by further reviewing the results of our operations for the second quarter of 2022.
-	Revenue for the second quarter was $33.2 million, up 9% compared to $30.5 million for the same quarter last year. The revenue breakdown is as follows:
-	Licensing, NRE and related revenue was $22.1 million, reflecting 67% of total revenues, up 42% as compared to $15.5 million in second quarter of 2021.
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Royalty revenue was $11.1 million, reflecting 33% of total revenues, down 26% from $14.9 million in second quarter of 2021. Second quarter 2021 royalties included revenue of approximately $3.3 million following the resolution of a disagreement on royalty rates with a customer. After carving out the $3.3 million, royalty revenue for the second quarter of 2022 was down only 4% versus the second quarter of 2021.

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Base station & IoT royalty revenue contributed $7 million in the quarter, flattish from the first quarter and up 6% year-over-year, despite the impact of the lockdown in major cities in China on some of our Chinese customers and the overall challenging macroeconomic environment.

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Quarterly gross margin was 79% on a GAAP basis and 82% on a non-GAAP basis. Slightly better on GAAP and in line with our non-GAAP expectations. Non-GAAP quarterly gross margin excluded approximately $0.3 million of equity-based compensation expenses and $0.5 million of amortization of other assets associated with the Intrinsix acquisition and Immervision investment.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

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Total operating expenses for the second quarter were $26.6 million, below both the lower-end of our guidance of $27.1 million and the first quarter expenses of $27.5 million, mainly due to an improved FX environment and the timing of Israeli Innovation Authority grants received. OPEX also included (a) aggregate equity-based compensation expense of approximately $3.0 million, (b) amortization of acquired intangible assets associated with the Hillcrest Labs business and investments in NB-IoT of $0.8 million and (c) $0.3 million of costs associated with the Intrinsix acquisition. Total operating expenses for the second quarter, excluding equity-based compensation expenses, amortization of intangible assets and Intrinsix deal related costs were $22.6 million, also well below the low-end of our guidance of $23 million and first quarter expenses of $23.4 million, due to the same reasons I just stated.

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On the tax front, we continue to implement the tax regulations in France named the “IP box tax regime,” enabling our corporate tax rate to be lower than the statutory 25% on specific types of revenues. We also recorded a benefit related to the true-up of the French 2021 tax return, which was partially off-set by higher withholding tax expenses associated with their future utilization in our Israeli subsidiary.

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GAAP other income included a $0.5 million net loss from the remeasurement of marketable equity securities of Cipia, formerly Eyesight Technologies, a leading provider of in-cabin sensing solutions for the automotive industry, that went public on the Tel-Aviv Stock Exchange in the fourth quarter of 2021. As we explained in the past, we will continue to adjust our investment quarterly up and down based on the market valuation of the shares.

-	GAAP net loss for the quarter was $1.1 million, and diluted loss per share was 5 cents, compared to net income of $0.3 million and diluted EPS of 1 cent for the second quarter of 2021.
-	Non-GAAP operating income was $4.6 million, down from $6.3 million reported for the second quarter of 2021.
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Non-GAAP net income and diluted EPS for the second quarter of 2022 was $4.3 million and 18 cents, respectively, and excluded: (a) equity-based compensation expenses of $3.3 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) $0.5 million loss, net of taxes, associated with the remeasurement of marketable equity securities. Net income and diluted EPS for the second quarter of 2021 were $5.1 million and 22 cents, respectively, and excluded: (a) equity-based compensation expenses of $2.9 million, (b) the impact of the amortization of acquired intangibles of $0.9 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, and (c) $1.0 million of costs associated with the Intrinsix acquisition.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

Other related data

-	Shipped units by CEVA licensees during the second quarter of 2022 were 433 million units, down 18% sequentially and down 4% from the second quarter 2021 reported shipments.
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Of the 433 million units shipped, 83 million units, or 19%, were for handset baseband chips, reflecting a sequential decrease of 17% from 100 million units of handset baseband chips shipped during the first quarter of 2022 and a 40% decrease from 138 million units shipped year over year. Our base station and IoT product shipments were 349 million in the quarter, down 19% sequentially and up 11% year-over-year.

-	Of note, Bluetooth shipments were up 35% year over year to 255 million units, and cellular IoT shipments were up 12% year over year to 20 million units.

As for the balance sheet items

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As of June 30, 2022, CEVA’s short and long-term cash and cash equivalent balances, marketable securities and bank deposits were approximately $146 million. With last quarter’s share price levels, we activated our buyback program by repurchasing approximately 136,000 shares during the quarter for approximately $4.5 million. As of today, 362,000 shares are available for repurchase.

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Our DSO for the second quarter of 2022 are a bit higher than the last two quarters due to the lockdown in China that caused slower collections, and came in at 42 days for the quarter compared to 32 days in the prior one.

-	During the second quarter, we used $8.1 million of cash from operations; depreciation and amortizations were $2.0 million and purchase of fixed assets was $1.2 million.
-	At the end of the second quarter, our headcount was 492 employees, of which 411 are engineers, slightly higher than a total of 487 employees at the end of March 2022.

As for the guidance

As evidenced from the first half of the year our licensing, NRE and related revenues were strong. Also, as Gideon explained, our technology offerings and co-creation business proposition resonate well with customers, and present new opportunities to grow our revenues. On royalties, despite the challenges in the macro environment, we continue to expand in the base station and IoT segment through the gradual rollout of 5G base stations enabled by our technologies and see continued share gains in wearable, hearable and IoT products at large. With that said, we are monitoring the implications of the economic uncertainty that we experienced in the second quarter associated with our handset royalties as we get closer to the holiday season and as COVID restrictions in China are being lifted.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

Specifically for the third quarter of 2022

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Gross margin is expected to be slightly better than the second quarter, approximately 81% on a GAAP and 84% on a non-GAAP basis, excluding an aggregate of $0.3 million of equity-based compensation expenses and $0.5 million of amortization of other assets associated with the Intrinsix acquisition, NB-IoT and Immervision businesses and assets.

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OPEX for the third quarter of 2022 is forecasted to be slightly higher than the first quarter of 2022. GAAP-based OPEX is expected to be in the range of $27.6 million to $28.6 million. Of our anticipated total operating expenses for the third quarter, (a) $3.4 million is expected to be attributable to equity-based compensation expenses, (b) $0.8 million to the amortization of acquired intangible assets associated with the Hillcrest Labs assets and (c) $0.3 million of costs associated with the Intrinsix acquisition. Non-GAAP OPEX is expected to be in the range of $23.1 million – $24.1 million.

-	Net interest income is expected to be approximately $0.4 million.
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Taxes for the third quarter of 2022 are expected to be similar to the first quarter, approximately 25%-27% non-GAAP tax rate or $1.7 million. Taxes generated from the new 10% significant lower tax rate (on specific revenue sources) for our French activities, off-set by tax expenses associated with withholding and their future utilization in our Israeli subsidiary.

-         Share count for the third quarter of 2022 is expected to be 24.2 million shares for non-GAAP EPS calculations.

Operator: You can now open the Q&A session

Wrap Up: Richard

Thank you for joining us today and for your continued interest in CEVA. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website at https://investors.ceva-dsp.com.

CEVA, Inc. Q2 2022 Financial Results Conference Call - Prepared Remarks:: August 9, 2022

With regards to upcoming events, we will be participating in the following conferences:

-	Oppenheimer 25th Annual Technology, Internet & Communications Conference, being held virtually tomorrow, August 10th
-	Rosenblatt Securities’ Technology Summit - Age of AI Conference, August 23rd and 24th
-	Jefferies 2022 Semiconductor, IT Hardware and Communications Infrastructure Summit, August 30th and 31st in Chicago
-	Jefferies Israel Tech Trek which will take place September 21st and 22nd in Tel Aviv.

Further information on these events and all events we will be participating in can be found on the investors section of our website.

Thank you and goodbye